Exhibit 99.1

BJ's Restaurants Celebrates Father’s Day Weekend With Free Commemorative Pint Glass and Premier Golf Getaway Sweepstakes for Dads

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--June 16, 2009--“BJ's Restaurants, Inc. (NASDAQ:BJRI) is making this Father’s Day weekend even more special for dads. On June 20th and 21st, BJ’s will give each father a commemorative pint glass with the purchase of any beverage and a chance to win a premier golf getaway vacation. Each restaurant will also be featuring a special Father’s Day drink menu with some of dad’s favorite mixed drinks and BJ’s award-winning handcrafted beers.

The premier golf getaway vacation includes an all expense paid round of golf at an exclusive golf resort, a new Callaway Big Bertha Diablo driver, a custom golf club fitting, and a VIP dinner for four. In addition to the golf getaway vacation, each BJ’s restaurant will also give away one customized Odyssey® putter. Entry forms and complete details for the premier golf getaway are available at each restaurant and online at www.bjsrestaurants.com.

“Father’s Day has always been one of our busiest weekends and we wanted to say thanks to all the dads who have made BJ’s Restaurants a part of their annual tradition,” said Matt Hood, BJ’s Chief Marketing Officer. “We’ve expanded the free Father’s Day pint glass offer to include both Saturday and Sunday and have partnered with Dewars® and Callaway® to make this a first class event for dads on this special weekend,” said Hood.

All BJ's Restaurants feature an extensive menu with over 100 menu items that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

BJ's Restaurants, Inc. currently owns and operates 84 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 84 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Matt Hood of BJ's Restaurants, Inc. at 714-500-2400.

CONTACT:
BJ's Restaurants, Inc.
Matt Hood, 714-500-2400